(NASDAQ:OSBC)		Exhibit 99.1

Contact:	J. Douglas Cheatham	For Immediate Release
	Chief Financial Officer	April 20, 2016
(630) 906-5484

Old Second Reports First Quarter 2016 Net Income of $3.3 million

AURORA, IL, April 20, 2016  – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the first quarter of 2016.  The Company reported net income of $3.3 million for the first quarter of 2016, compared to net income of $3.5 million in  the first quarter of 2015.  The Company’s net income available to common stockholders of $3.3 million, or $0.11 per diluted share for the first quarter of 2016, compared to $2.7 million, or $0.09 per diluted share, in the first quarter of 2015.

Operating Results

•	On April 19, 2016, the Registrant’s board of directors declared a cash dividend of 1 cent per share payable on May 9, 2016, to stockholders of record as of April 29, 2016.
•

First quarter 2016 net income available to common stockholders increased by $647,000, or 24.2%, from the first quarter of 2015 and decreased approximately 13.3% from the fourth quarter of 2015.  When compared to the first quarter of 2015, the quarter reflects slightly higher net interest income, lower residential mortgage banking income, lower compensation costs and other real estate owned (“OREO”) expenses.

•

Noninterest expense of $16.3 million for the first quarter of 2016 was $889,000 or 5.2% lower than the results in the first quarter of 2015.  OREO expense, net for the first quarter of 2016 declined $614,000, or 45.4% from the first quarter of 2015.

Capital Ratios

	March 31,	December 31,	March 31,
	2016	2015	2015
The Bank's common equity tier 1 capital ratio	14.37%	14.10%	16.88%
The Company's common equity tier 1 capital ratio	10.15%	10.55%	9.44%
The Bank's total capital ratio	15.49%	15.23%	18.14%
The Company's total capital ratio	15.58%	15.56%	17.28%
The Company's tier 1 leverage capital ratio	8.72%	8.69%	9.82%

•	The Bank ratios shown above exceed levels required to be considered “well capitalized”.

Asset Quality & Earning Assets

•	Nonperforming loans declined to $14.0 million at March 31, 2016, from $14.6 million at December 31, 2015, as nonaccrual loans were reduced.
•

OREO assets decreased in the first quarter to end at $17.7 million on March 31, 2016 compared to $19.1 million at December 31, 2015.  Valuation writedowns continued in the first quarter with a quarterly expense of $451,000 compared to $251,000 in the fourth quarter of 2015.

•

Total loans at March 31, 2016 were $1.14 billion, reflecting an increase of $5.1 million when compared to December 31, 2015.  First quarter 2016 average loans (including loans held-for-sale) were $1.14 billion, reflecting an increase of $1.6 million from the fourth quarter of 2015 and a decrease of $19.5 million when compared to the first quarter of 2015.

•

Securities held-to-maturity at amortized cost total $246.0 million at March 31, 2016.  This total compares to $247.7 million at December 31, 2015, and $257.3 million at March 31, 2015.  March 31, 2016, available-for-sale securities at fair value totaled $500.9 million, which is an increase of $44.8 million from $456.1 million at December 31, 2015, and $399.3 million at March 31, 2015.

Management review of the loan portfolio concluded that neither a loan loss reserve release nor a loan loss provision was appropriate in the first quarter of 2016.

Net Interest Income1

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(In thousands - unaudited)

	Quarters Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$15,513	$19	0.48	$13,859	$12	0.34	$18,022	$12	0.27
Securities:
Taxable	702,949	4,211	2.40	674,690	3,819	2.26	615,299	3,375	2.19
Non-taxable (TE)	30,747	275	3.58	17,090	179	4.19	23,518	217	3.69
Total securities	733,696	4,486	2.45	691,780	3,998	2.31	638,817	3,592	2.25
Dividends from Reserve Bank and FHLBC stock	8,518	84	3.94	8,451	76	3.60	9,058	77	3.40
Loans and loans held-for-sale[1]	1,141,897	13,110	4.54	1,140,308	13,057	4.48	1,161,444	13,289	4.58
Total interest earning assets	1,899,624	17,699	3.70	1,854,398	17,143	3.64	1,827,341	16,970	3.71
Cash and due from banks	27,813	-	-	28,781	-	-	31,744	-	-
Allowance for loan losses	(16,257)	-	-	(16,598)	-	-	(21,605)	-	-
Other noninterest bearing assets	197,257	-	-	202,015	-	-	217,668	-	-
Total assets	$2,108,437			$2,068,596			$2,055,148

Liabilities and Stockholders' Equity
NOW accounts	$380,157	$84	0.09	$360,786	$79	0.09	$338,385	$72	0.09
Money market accounts	280,338	68	0.10	284,209	70	0.10	298,324	70	0.10
Savings accounts	255,058	39	0.06	248,952	38	0.06	245,005	37	0.06
Time deposits	407,743	822	0.81	409,353	824	0.80	418,615	807	0.78
Interest bearing deposits	1,323,296	1,013	0.31	1,303,300	1,011	0.31	1,300,329	986	0.31
Securities sold under repurchase agreements	35,776	1	0.01	26,569	1	0.01	23,437	1	0.02
Other short-term borrowings	27,802	19	0.27	24,837	10	0.16	25,722	8	0.12
Junior subordinated debentures	57,549	1,084	7.53	57,538	1,072	7.45	57,502	1,072	7.46
Subordinated debt	45,000	239	2.10	45,000	210	1.83	45,000	197	1.75
Notes payable and other borrowings	500	2	1.58	500	2	1.57	500	4	3.20
Total interest bearing liabilities	1,489,923	2,358	0.63	1,457,744	2,306	0.63	1,452,490	2,268	0.63
Noninterest bearing deposits	450,521	-	-	445,083	-	-	405,933	-	-
Other liabilities	11,033	-	-	10,488	-	-	11,734	-	-
Stockholders' equity	156,960	-	-	155,281	-	-	184,991	-	-
Total liabilities and stockholders' equity	$2,108,437			$2,068,596			$2,055,148
Net interest income (TE)		$15,341			$14,837			$14,702
Net interest income (TE)
to total earning assets			3.25			3.17			3.26
Interest bearing liabilities to earning assets	78.43%			78.61%			79.49%

1 Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 13 and includes fees of $542,000,  $430,000 and $486,000 for the first quarter of 2016, the fourth quarter of 2015 and the first quarter of 2015, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

Net interest and dividend income on a linked quarter basis increased $471,000.  Quarterly average earning assets increased $45.2 million from the fourth quarter of 2015 for a total of $1.90 billion, while yield on earning assets increased 6 basis points.  Year over year first quarter average loans, including loans held-for-sale, decreased $19.5 million.

Noninterest Income

				1st Qtr 2016
	Three Months Ended			Percent Change From
(in thousands)	1st Qtr	4th Qtr	1st Qtr	4th Qtr	1st Qtr
	2016	2015	2015	2015	2015
Trust income	$1,369	$1,427	$1,486	(4.1)	(7.9)
Service charges on deposits	1,559	1,734	1,541	(10.1)	1.2
Residential mortgage banking revenue	785	1,759	1,659	(55.4)	(52.7)
Securities loss, net	(61)	-	(109)	N/A	44.0
Increase in cash surrender value of bank-owned life insurance	285	381	480	(25.2)	(40.6)
Debit card interchange income	947	1,015	959	(6.7)	(1.3)
Loss on disposal and transfer of fixed assets	-	24	-	N/A	N/A
Other income	1,391	1,069	1,957	30.1	(28.9)
Total noninterest income	$6,275	$7,409	$7,973	(15.3)	(21.3)

As shown above, of the noninterest income categories, residential mortgage banking income was the largest decrease on both a linked quarter and year over year basis mainly from the decrease in mortgage servicing income.  Also, cash surrender value of bank-owned life insurance was lower as a result of the first quarter market declines in investment value.  Other income for the first quarter of 2015 includes a nonrecurring incentive payment of $917,000 from a service provider in a long term mutually productive relationship and a death benefit realized on a life insurance policy.

Noninterest Expense

				1st Qtr 2016
	Three Months Ended			Percent Change From
(in thousands)	1st Qtr	4th Qtr	1st Qtr	4th Qtr	1st Qtr
	2016	2015	2015	2015	2015
Salaries	$6,901	$6,881	$7,157	0.3	(3.6)
Bonus	676	211	417	220.4	62.1
Benefits and other	1,449	1,305	1,681	11.0	(13.8)
Total salaries and employee benefits	9,026	8,397	9,255	7.5	(2.5)
Occupancy expense, net	1,229	1,228	1,271	0.1	(3.3)
Furniture and equipment expense	958	1,254	1,001	(23.6)	(4.3)
FDIC insurance	203	311	273	(34.7)	(25.6)
General bank insurance	298	298	357	-	(16.5)
Advertising expense	347	348	205	(0.3)	69.3
Debit card interchange expense	203	383	352	(47.0)	(42.3)
Legal fees	161	253	223	(36.4)	(27.8)
Other real estate owned expense, net	738	474	1,352	55.7	(45.4)
Other expense	3,101	3,151	2,864	(1.6)	8.3
Total noninterest expense	$16,264	$16,097	$17,153	1.0	(5.2)
Efficiency ratio (defined below)	71.12%	69.59%	68.77%

The efficiency ratio shown in the table above is calculated as noninterest expense, excluding OREO expenses, divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and with a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance.

Noninterest expense increased $167,000 on a linked quarter basis primarily as a result of an increase in salaries and employee benefits.  Major expense categories were generally flat or down in the first quarter of 2016 compared to the same period in 2015 most notably in debit card interchange expense and OREO expense.

Earning Assets

				March 31, 2016
	Major Classification of Loans as of			Percent Change From
(in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2016	2015	2015	2015	2015
Commercial	$138,426	$130,362	$114,241	6.2	21.2
Real estate - commercial	598,943	605,721	608,267	(1.1)	(1.5)
Real estate - construction	20,331	19,806	39,430	2.7	(48.4)
Real estate - residential	351,849	351,007	363,967	0.2	(3.3)
Consumer	2,663	4,216	3,495	(36.8)	(23.8)
Overdraft	383	483	368	(20.7)	4.1
Lease financing receivables	12,681	10,953	8,651	15.8	46.6
Other	12,488	10,130	11,945	23.3	4.5
	1,137,764	1,132,678	1,150,364	0.4	(1.1)
Net deferred loan costs	1,074	1,037	705	3.6	52.3
	$1,138,838	$1,133,715	$1,151,069	0.5	(1.1)

Total loans increased by $5.1 million in the first quarter of 2016 despite $14.6 million in unexpected loan payoffs from two large customers.  Growth in commercial and industrial loans for the quarter is offset by decreases in other categories, most notably in commercial - real estate.  Total loans were down $12.2 million from March 31, 2015.

				March 31, 2016
(in thousands)	Securities Portfolio As of			Percent Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
Securities available-for-sale, at fair value	2016	2015	2015	2015	2015

U.S. Treasury	$1,503	$1,509	$1,525	(0.4)	(1.4)
U.S. government agencies	1,539	1,556	1,611	(1.1)	(4.5)
U.S. government agency mortgage-backed	2,079	1,996	-	4.2	-
States and political subdivisions	40,950	30,526	33,746	34.1	21.3
Corporate bonds	30,089	29,400	33,004	2.3	(8.8)
Collateralized mortgage obligations	67,312	66,920	68,093	0.6	(1.1)
Asset-backed securities	252,645	231,908	168,256	8.9	50.2
Collateralized loan obligations	104,795	92,251	93,017	13.6	12.7
Total securities available-for-sale	$500,912	$456,066	$399,252	9.8	25.5
Securities held-to-maturity, at amortized cost
U.S. government agency mortgage-backed	$36,470	$36,505	$37,135	(0.1)	(1.8)
Collateralized mortgage obligations	209,482	211,241	220,197	(0.8)	(4.9)
Total securities held-to-maturity	$245,952	$247,746	$257,332	(0.7)	(4.4)

Total securities	$746,864	$703,812	$656,584	6.1	13.7

The investment portfolio ended the first quarter of 2016 at $746.9 million,  an increase of $43.1 million from $703.8 million at December 31, 2015 and up from $656.6 million from a year ago 2015.  Available-for-sale purchases during the first quarter included additional asset-backed securities as well as municipals and collateralized loan obligations.  During the first quarter there were sales that resulted in a realized loss of $61,000 for the quarter.

Asset Quality

In Thousands

				March 31, 2016
	As of			Percent Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
	2016	2015	2015	2015	2015
Nonaccrual loans	$13,655	$14,389	$23,048	(5.1)	(40.8)
Nonperforming troubled debt restructured loans accruing interest	163	165	309	(1.2)	(47.2)
Loans past due 90 days or more and still accruing interest	223	65	-	243.1	-
Total nonperforming loans	14,041	14,619	23,357	(4.0)	(39.9)
Other real estate owned	17,745	19,141	35,461	(7.3)	(50.0)
Total nonperforming assets	$31,786	$33,760	$58,818	(5.8)	(46.0)

30-89 days past due loans	$3,565	$3,652	$6,321
Nonaccrual loans to total loans	1.2%	1.3%	2.0%
Nonperforming loans to total loans	1.2%	1.3%	2.0%
Nonperforming assets to total loans plus OREO	2.7%	2.9%	5.0%

Allowance for loan losses	$16,246	$16,223	$21,181
Allowance for loan losses to loans	1.4%	1.4%	1.8%
Allowance for loan losses to nonaccrual loans	119.0%	112.7%	91.9%

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due but still accruing.  Total nonperforming loans were $14.0 million at March 31, 2016 compared to $14.6 million at December 31, 2015.

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard,  as shown below.  While decreased by $786,000 or 3.1% from year end 2015, classified loans also decreased $12.0 million or 32.9% from March 31, 2015.  Management review of the loan portfolio concluded neither a loan loss provision nor a reserve release was appropriate in the fourth quarter.

				March 31, 2016
	Classified loans as of			Percent Change From
(in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2016	2015	2015	2015	2015
Real estate-construction	$261	$83	$3,973	214.5	(93.4)
Real estate-residential:
Investor	1,109	1,136	1,175	(2.4)	(5.6)
Owner occupied	6,755	7,079	7,529	(4.6)	(10.3)
Revolving and junior liens	2,959	3,055	3,234	(3.1)	(8.5)
Real estate-commercial, nonfarm	10,978	10,568	14,203	3.9	(22.7)
Real estate-commercial, farm	-	1,272	1,370	(100.0)	(100.0)
Commercial	2,374	2,029	4,936	17.0	(51.9)
Other	1	1	1	-	-
	$24,437	$25,223	$36,421	(3.1)	(32.9)

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Three Months Ended
(in thousands)	March 31,	% of	December 31,	% of	March 31,	% of
	2016	Total	2015	Total	2015	Total
Real estate-construction
Homebuilder	$(4)	17.4	$(3)	(0.8)	$-	-
Land	-	-	(2)	(0.5)	(3)	(0.7)
Commercial speculative	-	-	(1)	(0.3)	-	-
All other	(1)	4.3	-	-	(1)	(0.2)
Total real estate-construction	(5)	21.7	(6)	(1.6)	(4)	(0.9)
Real estate-residential
Investor	(6)	26.1	97	24.9	(11)	(2.4)
Owner occupied	(23)	100.0	(91)	(23.3)	67	14.7
Revolving and junior liens	66	(287.0)	258	66.2	338	74.1
Total real estate-residential	37	(160.9)	264	67.8	394	86.4
Real estate-commercial, nonfarm
Owner general purpose	(58)	252.2	(2)	(0.5)	495	108.6
Owner special purpose	(4)	17.4	(4)	(1.0)	(4)	(0.9)
Non-owner general purpose	(19)	82.6	87	22.3	(326)	(71.5)
Non-owner special purpose	-	-	-	-	-	-
Retail properties	-	-	-	-	-	-
Total real estate-commercial, nonfarm	(81)	352.2	81	20.8	165	36.2
Real estate-commercial, farm	-	-	-	-	-	-
Commercial	20	(87.0)	(12)	(3.1)	(109)	(23.9)
Other	6	(26.0)	63	16.1	10	2.2
Net (recovery)/charge-off	$(23)	100.0	$390	100.0	$456	100.0

Gross charge-offs for the quarter ending March 31, 2016 were $375,000 compared to $1.3 million for the quarter ending March 31, 2015.  Gross recoveries for the quarter ending March 31, 2016 were $398,000 compared to $808,000 for the quarter ending March 31, 2015.

Deposits

Total deposits were $1.80 billion at March 31, 2016.  That amount reflects an increase from total deposits of $1.76 billion at December 31, 2015.  Demand /Savings / NOW / Money Market balances experienced increases of $21.1 million in volume during in the first quarter of 2016 while time deposits or certificates of deposit reflect a decrease of $2.7 million for the period.

Borrowings

The Bank’s borrowing at the Federal Home Loan Bank of Chicago (the “FHLBC”) requires the Bank to be a member and invest in the stock of the FHLBC.  As of March 31, 2016, the Bank had $20.0 million outstanding under FHLBC advances compared to $15.0 million in advances at December 31, 2015.

The Company is also indebted on $57.6 million of junior subordinated debentures related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  As of the date hereof, the Company continues to be current on the payments due on these securities.  The carrying value was reduced by the amortization of the issuance costs in 2016 after adopting ASU 2015-03 applied on a retrospective basis.

Capital

	March 31,	December 31,	March 31,
	2016	2015	2015
The Company's common equity tier 1 capital ratio	10.15%	10.55%	9.44%
(minimum 4.5% for adequately capitalized)
The Company's tier 1 capital ratio	12.43%	12.30%	13.65%
(minimum 6.0% for adequately capitalized)
The Company's total capital ratio	15.58%	15.56%	17.28%
(minimum 8.0% for adequately capitalized)
The Company's tier 1 leverage capital ratio	8.72%	8.69%	9.82%
(minimum 4.0% for adequately capitalized)

As of December 31, 2016, the Bank’s common equity tier 1 capital ratio of 14.37% and total capital ratio of 15.49% exceeded the minimum capital ratios to be deemed “well capitalized”.

Non-GAAP Presentations: Management has traditionally disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management also disclosed other non-GAAP measures in the discussion above and in the following tables.  The efficiency ratio is discussed in the noninterest expense presentation on page 4.  The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Conference Call

The Company will also host an earnings call on Thursday, April 21, 2016, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035. Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on May 5, 2016, by dialing 877-660-6853, using Conference ID #: 13633545.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	(Unaudited)
	March 31,	December 31,
	2016	2015
Assets
Cash and due from banks	$27,168	$26,975
Interest bearing deposits with financial institutions	9,481	13,363
Cash and cash equivalents	36,649	40,338
Securities available-for-sale, at fair value	500,912	456,066
Securities held-to-maturity, at amortized cost	245,952	247,746
Federal Home Loan Bank and Federal Reserve Bank stock	8,518	8,518
Loans held-for-sale	6,184	2,849
Loans	1,138,838	1,133,715
Less: allowance for loan losses	16,246	16,223
Net loans	1,122,592	1,117,492
Premises and equipment, net	39,151	39,612
Other real estate owned	17,745	19,141
Mortgage servicing rights, net	5,052	5,847
Bank-owned life insurance (BOLI)	59,334	59,049
Deferred tax assets, net	64,505	64,552
Other assets	14,701	15,818
Total assets	$2,121,295	$2,077,028

Liabilities
Deposits:
Noninterest bearing demand	$461,764	$442,639
Interest bearing:
Savings, NOW, and money market	929,742	908,598
Time	405,188	407,849
Total deposits	1,796,694	1,759,086
Securities sold under repurchase agreements	33,852	34,070
Other short-term borrowings	20,000	15,000
Junior subordinated debentures	57,555	57,543
Subordinated debt	45,000	45,000
Notes payable and other borrowings	500	500
Other liabilities	10,945	9,900
Total liabilities	1,964,546	1,921,099

Stockholders’ Equity
Common stock	34,427	34,427
Additional paid-in capital	116,087	115,918
Retained earnings	117,531	114,209
Accumulated other comprehensive loss	(15,330)	(12,659)
Treasury stock	(95,966)	(95,966)
Total stockholders’ equity	156,749	155,929
Total liabilities and stockholders’ equity	$2,121,295	$2,077,028

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)
	Three Months Ended
	March 31,
	2016	2015
Interest and dividend income
Loans, including fees	$13,058	$13,218
Loans held-for-sale	28	43
Securities:
Taxable	4,211	3,375
Tax exempt	179	141
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	84	77
Interest bearing deposits with financial institutions	19	12
Total interest and dividend income	17,579	16,866
Interest expense
Savings, NOW, and money market deposits	191	179
Time deposits	822	807
Other short-term borrowings	20	9
Junior subordinated debentures	1,084	1,072
Subordinated debt	239	197
Notes payable and other borrowings	2	4
Total interest expense	2,358	2,268
Net interest and dividend income	15,221	14,598
Loan loss reserve release	-	-
Net interest and dividend income after provision for loan losses	15,221	14,598
Noninterest income
Trust income	1,369	1,486
Service charges on deposits	1,559	1,541
Secondary mortgage fees	193	244
Mortgage servicing loss, net of changes in fair value	(620)	(208)
Net gain on sales of mortgage loans	1,212	1,623
Securities loss, net	(61)	(109)
Increase in cash surrender value of bank-owned life insurance	285	480
Debit card interchange income	947	959
Other income	1,391	1,957
Total noninterest income	6,275	7,973
Noninterest expense
Salaries and employee benefits	9,026	9,255
Occupancy expense, net	1,229	1,271
Furniture and equipment expense	958	1,001
FDIC insurance	203	273
General bank insurance	298	357
Advertising expense	347	205
Debit card interchange expense	203	352
Legal fees	161	223
Other real estate expense, net	738	1,352
Other expense	3,101	2,864
Total noninterest expense	16,264	17,153
Income before income taxes	5,232	5,418
Provision for income taxes	1,910	1,919
Net income	$3,322	$3,499
Preferred stock dividends and accretion of discount	-	824
Net income available to common stockholders	$3,322	$2,675

Basic earnings per share	$0.11	$0.09
Diluted earnings per share	0.11	0.09

Ending common shares outstanding	29,483,429	29,470,929
Weighted-average basic shares outstanding	29,483,429	29,470,297
Weighted-average diluted shares outstanding	29,805,770	29,673,880

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, except share data, unaudited)

	2015				2016
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Cash and due from banks	$31,744	$29,153	$28,999	$28,781	$27,813
Interest bearing deposits with financial institutions	18,022	29,880	18,563	13,859	15,513
Cash and cash equivalents	49,766	59,033	47,562	42,640	43,326

Securities available-for-sale, at fair value	380,180	409,600	410,083	442,909	486,924
Securities held-to-maturity, at amortized cost	258,637	255,293	251,648	248,871	246,772
Federal Home Loan Bank and Federal Reserve Bank stock	9,058	8,409	8,271	8,451	8,518
Loans held-for-sale	4,782	7,880	3,789	3,465	2,912
Loans	1,156,662	1,144,605	1,140,624	1,136,843	1,138,985
Less : allowance for loan losses	21,605	20,546	18,607	16,598	16,257
Net loans	1,135,057	1,124,059	1,122,017	1,120,245	1,122,728

Premises and equipment, net	42,306	41,937	41,572	39,767	39,416
Other real estate owned	32,392	34,637	29,049	22,760	18,760
Mortgage servicing rights, net	5,202	5,416	5,776	5,596	5,347
Bank-owned life insurance (BOLI)	58,139	58,264	58,566	58,797	59,178
Deferred tax assets, net	69,936	67,657	66,174	65,916	65,210
Other assets	9,693	10,463	9,656	9,179	9,346
Total other assets	217,668	218,374	210,793	202,015	197,257
Total assets	$2,055,148	$2,082,648	$2,054,163	$2,068,596	$2,108,437

Liabilities
Deposits:
Noninterest bearing demand	$405,933	$435,093	$431,052	$445,083	$450,521
Interest bearing:
Savings, NOW, and money market	881,714	885,809	889,448	893,947	915,553
Time	418,615	410,066	404,896	409,353	407,743
Total deposits	1,706,262	1,730,968	1,725,396	1,748,383	1,773,817

Securities sold under repurchase agreements	23,437	31,234	31,466	26,569	35,776
Other short-term borrowings	25,722	22,638	14,674	24,837	27,802
Junior subordinated debentures	57,502	57,513	57,525	57,538	57,549
Subordinated debt	45,000	45,000	45,000	45,000	45,000
Notes payable and other borrowings	500	500	500	500	500
Other liabilities	11,734	10,962	9,782	10,488	11,033
Total liabilities	1,870,157	1,898,815	1,884,343	1,913,315	1,951,477

Stockholders' equity
Preferred stock	36,637	31,553	15,091	-	-
Common stock	34,414	34,419	34,422	34,426	34,427
Additional paid-in capital	115,413	115,553	115,692	115,827	115,945
Retained earnings	102,050	105,208	108,858	112,584	116,231
Accumulated other comprehensive loss	(7,558)	(6,935)	(8,277)	(11,590)	(13,677)
Treasury stock	(95,965)	(95,965)	(95,966)	(95,966)	(95,966)
Total stockholders' equity	184,991	183,833	169,820	155,281	156,960
Total liabilities and stockholder's equity	$2,055,148	$2,082,648	$2,054,163	$2,068,596	$2,108,437

Total Earning Assets	$1,827,341	$1,855,667	$1,832,978	$1,854,398	$1,899,624
Total Interest Bearing Liabilities	1,452,490	1,452,760	1,443,509	1,457,744	1,489,923

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except share data, unaudited)

	2015				2016
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Interest and Dividend Income
Loans, including fees	$13,218	$13,467	$13,353	$12,997	$13,058
Loans held-for-sale	43	72	38	36	28
Securities:
Taxable	3,375	3,372	3,471	3,819	4,211
Tax exempt	141	163	122	116	179
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	77	77	76	76	84
Interest bearing deposits with financial institutions	12	19	12	12	19
Total interest and dividend income	16,866	17,170	17,072	17,056	17,579
Interest Expense
Savings, NOW, and money market deposits	179	183	185	187	191
Time deposits	807	771	799	824	822
Other short-term borrowings	9	7	6	11	20
Junior subordinated debentures	1,072	1,071	1,072	1,072	1,084
Subordinated debt	197	202	205	210	239
Notes payable and other borrowings	4	-	1	2	2
Total interest expense	2,268	2,234	2,268	2,306	2,358
Net interest and dividend income	14,598	14,936	14,804	14,750	15,221
Loan loss reserve release	-	(2,300)	(2,100)	-	-
Net interest and dividend income after provision for loan losses	14,598	17,236	16,904	14,750	15,221
Noninterest Income
Trust income	1,486	1,596	1,444	1,427	1,369
Service charges on deposits	1,541	1,779	1,766	1,734	1,559
Secondary mortgage fees	244	281	190	192	193
Mortgage servicing (loss) gain, net of changes in fair value	(208)	500	(274)	469	(620)
Net gain on sales of mortgage loans	1,623	1,695	1,359	1,098	1,212
Securities losses, net	(109)	(12)	(57)	-	(61)
Increase in cash surrender value of bank-owned life insurance	480	299	235	381	285
Debit card interchange income	959	1,050	1,004	1,015	947
Loss on disposal and transfer of fixed assets	-	-	(1,143)	24	-
Other income	1,957	1,076	1,124	1,069	1,391
Total noninterest income	7,973	8,264	5,648	7,409	6,275
Noninterest Expense
Salaries and employee benefits	9,255	9,149	8,260	8,397	9,026
Occupancy expense, net	1,271	1,094	1,156	1,228	1,229
Furniture and equipment expense	1,001	1,065	1,110	1,254	958
FDIC insurance	273	377	373	311	203
General bank insurance	357	310	308	298	298
Advertising expense	205	353	434	348	347
Debit card interchange expense	352	400	379	383	203
Legal fees	223	420	279	253	161
Other real estate expense, net	1,352	2,388	977	474	738
Other expense	2,864	3,371	2,968	3,151	3,101
Total noninterest expense	17,153	18,927	16,244	16,097	16,264
Income before income taxes	5,418	6,573	6,308	6,062	5,232
Provision for income taxes	1,919	2,444	2,384	2,229	1,910
Net income	3,499	4,129	3,924	3,833	3,322
Preferred stock dividends and accretion of discount	824	710	339	-
Net income available to common stockholders	$2,675	$3,419	$3,585	$3,833	$3,322

Basic earnings per share	$0.09	$0.12	$0.12	$0.13	$0.11
Diluted earnings per share	0.09	0.12	0.12	0.13	0.11

The table below provides a reconciliation of each non-GAAP tax equivalent measure to the most comparable GAAP measure for the periods indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Net Interest Margin
Interest income (GAAP)	$17,579	$17,056	$16,866
Taxable-equivalent adjustment:
Loans	24	24	28
Securities	96	63	76
Interest income - TE	17,699	17,143	16,970
Interest expense (GAAP)	2,358	2,306	2,268
Net interest income -TE	$15,341	$14,837	$14,702
Net interest income (GAAP)	$15,221	$14,750	$14,598
Average interest earning assets	$1,899,624	$1,854,398	$1,827,341
Net interest margin (GAAP)	3.22%	3.16%	3.24%
Net interest margin - TE	3.25%	3.17%	3.26%

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Efficiency Ratio
Noninterest expense	$16,264	$16,097	$17,153
Less other real estate expense, net	738	474	1,352
Adjusted noninterest expense	15,526	15,623	15,801
Net interest income (GAAP)	15,221	14,750	14,598
Taxable-equivalent adjustment:
Loans	24	24	28
Securities	96	63	76
Net interest income (TE)	15,341	14,837	14,702
Noninterest income	6,275	7,409	7,973
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI - (TE)	153	205	191
Noninterest income - (TE)	6,428	7,614	8,164
Less securities (losses) gain, net	(61)	-	(109)
Adjusted noninterest income, plus net interest income (TE)	$21,830	$22,451	$22,975
Efficiency ratio	71.12%	69.59%	68.77%